Pricing Supplement dated April 25, 2007
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated March 6, 2007)

================================================================================

[RBC LOGO]                             $30,160,000
                              Reverse Convertible Notes, each
               Linked to the Common Stock of a Single Reference Stock Issuer
                         Senior Global Medium-Term Notes, Series C

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the product prospectus supplement dated March 6, 2007 and the prospectus supplement dated February 28, 2007.

General:                      This pricing supplement relates to twenty-eight
                              (28) separate Reverse Convertible Notes
                              ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three (3) Month Notes"), some of six months ("Six (6) Month Notes") and some of twelve months ("Twelve (12) Month Notes"). The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Pricing Date:                 April 25, 2007

Issuance Date:                April 30, 2007

Deposit Currency              U.S. Dollars

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Three (3) Month Notes:

         Valuation Date:      July 25, 2007

         Maturity Date:       July 30, 2007

         Coupon Payment       July 30, 2007
         Date(s):

Six (6) Month Notes:

         Valuation Date:      October 25, 2007

         Maturity Date:       October 30, 2007

         Coupon Payment       July 30, 2007 and October 30, 2007
         Date(s):

Twelve (12) Month Notes:

         Valuation Date:      April 25, 2008

         Maturity Date:       April 30, 2008

         Coupon Payment       July 30, 2007, October 30, 2007, January 30, 2008
         Date(s):             and April 30, 2008

Reference Stock:

 No.  Principal     Reference Stock               Ticker    Coupon    Initial   Barrier    Term      Monitoring Method      CUSIP
 ---  ---------     ---------------               ------    ------    -------   -------    ----      -----------------      -----
       Amount                                                Rate      Share     Price
       ------                                                ----      -----     -----
                                                                       Price
                                                                       -----
50   $2,196,000   Nasdaq Stock Market Inc.        NDAQ       15.00%   $  33.62  $  26.90   3 month  Close of Trading Day   78008EFK8

51   $6,853,000   General Motors Corporation       GM        16.75%   $  31.07  $  21.75   6 month  Close of Trading Day   78008EFL6

52   $  442,000   Ford Motor Company               F         12.25%   $   7.88  $   5.52   6 month  Close of Trading Day   78008EFM4

53   $  813,000   Valero Energy Corporation       VLO        10.00%   $  70.32  $  56.26   6 month  Close of Trading Day   78008EFN2

54   $1,294,000   eBay Inc.                       EBAY       12.75%   $  33.77  $  27.02   6 month  Close of Trading Day   78008EFP7

55   $  527,000   PACCAR Inc                      PCAR        9.50%   $  85.18  $  68.14   6 month  Close of Trading Day   78008EFQ5

56   $   45,000   The Mosaic Company              MOS        14.75%   $  30.56  $  24.45   6 month  Close of Trading Day   78008EFR3

57   $  589,000   SanDisk Corporation             SNDK       17.00%   $  43.93  $  35.14   6 month  Close of Trading Day   78008EFS1

58   $1,543,000   NutriSystems, Inc.              NTRI       22.75%   $  58.49  $  40.94   6 month  Close of Trading Day   78008EFT9

59   $  707,000   Countrywide Financial           CFC        14.40%   $  37.72  $  26.40  12 month  Close of Trading Day   78008EFU6
                  Corporation
60   $  285,000   Tesoro Corporation              TSO        10.75%   $ 116.55  $  81.59  12 month  Close of Trading Day   78008EFV4

61   $  904,000   Elan Corporation plc            ELN        18.25%   $  14.37  $  10.06  12 month  Close of Trading Day   78008EFW2

62   $   72,000   i2 Technologies, Inc.           ITWO       14.75%   $  26.27  $  18.39  12 month  Close of Trading Day   78008EFX0

63   $  517,000   NYSE Euronext                   NYX        11.65%   $  86.43  $  60.50  12 month  Close of Trading Day   78008EFY8

64   $   50,000   Southwestern Energy Company     SWN        11.65%   $  44.07  $  30.85  12 month  Close of Trading Day   78008EFZ5

65   $2,040,000   Freeport-McMoRan Copper &       FCX        12.00%   $  70.00  $  49.00  12 month  Close of Trading Day   78008EGA9
                  Gold, Inc.
66   $  429,000   Archer-Daniels-Midland Company  ADM         9.25%   $  39.52  $  31.62  12 month  Close of Trading Day   78008EGB7

67   $  598,000   Boston Scientific Corporation   BSX        10.50%   $  15.81  $  11.07  12 month  Close of Trading Day   78008EGC5

68   $  916,000   Arch Coal, Inc.                 ACI        11.30%   $  37.40  $  26.18  12 month  Close of Trading Day   78008EGD3

69   $  230,000   IntercontinentalExchange Inc.   ICE        13.90%   $ 130.51  $  91.36  12 month  Close of Trading Day   78008EGE1

70   $  470,000   Nymex Holdings Inc.             NMX        12.80%   $ 126.63  $  88.64  12 month  Close of Trading Day   78008EGF8

71   $4,605,000   Washington Mutual, Inc.          WM        10.25%   $  42.30  $  33.84  12 month  Close of Trading Day   78008EGG6

72   $  290,000   Schlumberger Limited            SLB         9.50%   $  75.87  $  60.70  12 month  Close of Trading Day   78008EGH4

73   $2,246,000   Joy Global Inc.                 JOYG       11.50%   $  51.28  $  30.77  12 month  Close of Trading Day   78008EGJ0

74   $  175,000   Conseco, Inc.                   CNO         9.25%   $  17.79  $  14.23  12 month  Close of Trading Day   78008EGK7

75   $  736,000   The Home Depot, Inc.             HD         8.00%   $  39.50  $  31.60  12 month  Close of Trading Day   78008EGL5

76   $  305,000   Amgen Inc.                      AMGN        7.50%   $  61.69  $  49.35  12 month  Close of Trading Day   78008EGM3

77   $  283,000   CNH Global N.V.                 CNH        11.50%   $  44.82  $  35.86  12 month  Close of Trading Day   78008EGN1

Term:                         As set forth above

Initial Share Price:          The closing price of the Reference Stock on the
                              Pricing Date.

Final Share Price:            The closing price of the Reference Stock on the
                              Valuation Date.

Payment at Maturity (if held  For each $1,000 principal amount of the Notes, the
to maturity):                 investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i) the Final Stock Price is less than the Initial Stock Price; and

                              (ii)   (a) for notes subject to Intra-Day
                                     Monitoring, at any time during the
                                     Monitoring Period, the trading price of
                                     the Reference Stock is less than the
                                     Barrier Price, or

                                     (b) for notes subject to Close of
                                     Trading Day Monitoring, on any day
                                     during the Monitoring Period, the
                                     closing price of the Reference Stock is
                                     less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            As set forth above

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC; global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note:                  captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated March
                              6, 2007.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated March 6, 2007 and "Selected Risk Considerations" beginning on page P-10 of this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

                                                                                 Proceeds to Royal Bank of
                            Price to Public            Agent's Commission                 Canada
                            ---------------            -----------------                  ------
Per Note
    RevCon No. 50                     100%                       1.75%                          98.25%
                            $   2,196,000              $    38,430.00                $   2,157,570.00

    RevCon No. 51                     100%                       2.00%                          98.00%
                            $   6,853,000              $   137,060.00                $   6,715,940.00

    RevCon No. 52                     100%                       1.50%                          98.50%
                            $     442,000              $     6,630.00                $     435,370.00

    RevCon No. 53                     100%                       2.00%                          98.00%
                            $     813,000              $    16,260.00                $     796,740.00

    RevCon No. 54                     100%                       1.75%                          98.25%
                            $   1,294,000              $    22,645.00                $   1,271,355.00


                                      P-3

    RevCon No. 55                     100%                       1.50%                          98.50%
                            $     527,000              $     7,905.00                $     519,095.00

    RevCon No. 56                     100%                       1.50%                          98.50%
                            $      45,000              $       675.00                $      44,325.00

    RevCon No. 57                     100%                       2.00%                          98.00%
                            $     589,000              $    11,780.00                $     577,220.00

    RevCon No. 58                     100%                       2.00%                          98.00%
                            $   1,543,000              $    30,860.00                $   1,512,140.00

    RevCon No. 59                     100%                       2.75%                          97.25%
                            $     707,000              $    19,442.50                $     687,557.50

    RevCon No. 60                     100%                       2.00%                          98.00%
                            $     285,000              $     5,700.00                $     279,300.00

    RevCon No. 61                     100%                       2.00%                          98.00%
                            $     904,000              $    18,080.00                $     885,920.00

    RevCon No. 62                     100%                       2.00%                          98.00%
                            $      72,000              $     1,440.00                $      70,560.00

    RevCon No. 63                     100%                       2.00%                          98.00%
                            $     517,000              $    10,340.00                $     506,660.00

    RevCon No. 64                     100%                       2.00%                          98.00%
                            $      50,000              $     1,000.00                $      49,000.00

    RevCon No. 65                     100%                       2.75%                          97.25%
                            $   2,040,000              $    56,100.00                $   1,983,900.00

    RevCon No. 66                     100%                       2.75%                          97.25%
                            $     429,000              $    11,797.50                $     417,202.50

    RevCon No. 67                     100%                       2.00%                          98.00%
                            $     598,000              $    11,960.00                $     586,040.00

    RevCon No. 68                     100%                       2.50%                          97.50%
                            $     916,000              $    22,900.00                $     893,100.00

    RevCon No. 69                     100%                       2.00%                          98.00%
                            $     230,000              $     4,600.00                $     225,400.00

    RevCon No. 70                     100%                       2.75%                          97.25%
                            $     470,000              $    12,925.00                $     457,075.00

    RevCon No. 71                     100%                       2.75%                          97.25%
                            $   4,605,000              $   126,637.50                $   4,478,362.50

    RevCon No. 72                     100%                       2.50%                          97.50%
                            $     290,000              $     7,250.00                $     282,750.00

    RevCon No. 73                     100%                       2.75%                          97.25%
                            $   2,246,000              $    61,765.00                $   2,184,235.00


                                      P-4

    RevCon No. 74                     100%                       2.00%                          98.00%
                            $     175,000              $     3,500.00                $     171,500.00

    RevCon No. 75                     100%                       2.00%                          98.00%
                            $     736,000              $    14,720.00                $     721,280.00

    RevCon No. 76                     100%                       2.75%                          97.25%
                            $     305,000              $     8,387.50                $     296,612.50

    RevCon No. 77                     100%                       2.00%                          98.00%
                            $     283,000              $     5,660.00                $     277,340.00



                         RBC Capital Markets Corporation
                                 April 25, 2007

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated March 6, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000342/
     o35159e424b3.htm

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.




Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference

Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.


                                  If the closing market    If the closing market
                                       price of the             price of the
                                     Reference Stock       Reference Stock falls
                                   does not fall below       below the Barrier
                                   the Barrier Price on       Price on any day       Hypothetical
                                    any day during the           during the            Physical
                                    Monitoring Period:        Monitoring Period:       Delivery         Hypothetical
                                                                                       Amount as       Cash Delivery
      Hypothetical Final               Hypothetical              Hypothetical          Number of         Amount as
   Share Price as Percentage        Payment at Maturity      Payment at Maturity     Shares of the     Percentage of
              of                     as Percentage of         as Percentage of         Reference       Initial Share
      Initial Share Price            Principal Amount         Principal Amount           Stock             Price
      -------------------            ----------------         ----------------           -----             -----

            200.00%                       100.00%                  100.00%                n/a              n/a
            175.00%                       100.00%                  100.00%                n/a              n/a
            150.00%                       100.00%                  100.00%                n/a              n/a
            125.00%                       100.00%                  100.00%                n/a              n/a
            100.00%                       100.00%                  100.00%                n/a              n/a
             95.00%                       100.00%             Physical or Cash            10              95.00%
                                                              Delivery Amount
             90.00%                       100.00%             Physical or Cash            10              90.00%
                                                              Delivery Amount
             85.00%                       100.00%             Physical or Cash            10              85.00%
                                                              Delivery Amount
             80.00%                       100.00%             Physical or Cash            10              80.00%
                                                              Delivery Amount
             79.50%                         n/a               Physical or Cash            10              79.50%
                                                              Delivery Amount
             50.00%                         n/a               Physical or Cash            10              50.00%
                                                              Delivery Amount
             25.00%                         n/a               Physical or Cash            10              25.00%
                                                              Delivery Amount
              0.00%                         n/a               Physical or Cash            10               0.00%
                                                              Delivery Amount


The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated March 6, 2007.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated March 6, 2007.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated March 6, 2007. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated March 6, 2007.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon (GM): 5.23% of each stated interest payment (16.75% in total) will be treated as an interest payment and 11.52% of each stated interest payment (16.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (CFC): 5.23% of each stated interest payment (14.40% in total) will be treated as an interest payment and 9.17% of each stated interest payment (14.40% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (TSO): 5.23% of each stated interest payment (10.75% in total) will be treated as an interest payment and 5.52% of each stated interest payment (10.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ELN): 5.23% of each stated interest payment (18.25% in total) will be treated as an interest payment and 13.02% of each stated interest payment (18.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ITWO): 5.23% of each stated interest payment (14.75% in total) will be treated as an interest payment and 9.52% of each stated interest payment (14.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (F): 5.23% of each stated interest payment (12.25% in total) will be treated as an interest payment and 7.02% of each stated interest payment (12.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (VLO): 5.23% of each stated interest payment (10.00% in total) will be treated as an interest payment and 4.77% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (EBAY): 5.23% of each stated interest payment (12.75% in total) will be treated as an interest payment and 7.52% of each stated interest payment (12.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (PCAR): 5.23% of each stated interest payment (9.50% in total) will be treated as an interest payment and 4.27% of each stated interest payment (9.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NYX): 5.23% of each stated interest payment (11.65% in total) will be treated as an interest payment and 6.42% of each stated interest payment (11.65% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (SWN): 5.23% of each stated interest payment (11.65% in total) will be treated as an interest payment and 6.42% of each stated interest payment (11.65% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NDAQ): 5.23% of each stated interest payment (15.00% in total) will be treated as an interest payment and 9.77% of each stated interest payment (15.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (FCX): 5.23% of each stated interest payment (12.00% in total) will be treated as an interest payment and 6.77% of each stated interest payment (12.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ADM): 5.23% of each stated interest payment (9.25% in total) will be treated as an interest payment and 4.02% of each stated interest payment (9.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (BSX): 5.23% of each stated interest payment (10.50% in total) will be treated as an interest payment and 5.27% of each stated interest payment (10.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ACI): 5.23% of each stated interest payment (11.30% in total) will be treated as an interest payment and 6.07% of each stated interest payment (11.30% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MOS): 5.23% of each stated interest payment (14.75% in total) will be treated as an interest payment and 9.52% of each stated interest payment (14.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ICE): 5.23% of each stated interest payment (13.90% in total) will be treated as an interest payment and 8.67% of each stated interest payment (13.90% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NMX): 5.23% of each stated interest payment (12.80% in total) will be treated as an interest payment and 7.57% of each stated interest payment (12.80% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (SNDK): 5.23% of each stated interest payment (17.00% in total) will be treated as an interest payment and 11.77% of each stated interest payment (17.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (WM): 5.23% of each stated interest payment (10.25% in total) will be treated as an interest payment and 5.02% of each stated interest payment (10.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (SLB): 5.23% of each stated interest payment (9.50% in total) will be treated as an interest payment and 4.27% of each stated interest payment (9.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (JOYG): 5.23% of each stated interest payment (11.50% in total) will be treated as an interest payment and 6.27% of each stated interest payment (11.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (CNO): 5.23% of each stated interest payment (9.25% in total) will be treated as an interest payment and 4.02% of each stated interest payment (9.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (HD): 5.23% of each stated interest payment (8.00% in total) will be treated as an interest payment and 2.77% of each stated interest payment (8.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AMGN): 5.23% of each stated interest payment (7.50% in total) will be treated as an interest payment and 2.27% of each stated interest payment (7.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NTRI): 5.23% of each stated interest payment (22.75% in total) will be treated as an interest payment and 17.52% of each stated interest payment (22.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (CNH): 5.23% of each stated interest payment (11.50% in total) will be treated as an interest payment and 6.27% of each stated interest payment (11.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.



     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o Certain Built-In Costs Are Likely to Adversely Affect the Value of the Notes Prior to Maturity -- While the payment at maturity described in this pricing supplement is based on the full principal amount of your Notes, the original issue price of the Notes includes the agent's commission and the cost of hedging our obligations under the Notes through one or more of our affiliates. As a result, the price, if any, at which RBC Capital Markets Corporation and other affiliates of Royal Bank of Canada will be willing to purchase Notes from you in secondary market transactions will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o General Motors Corporation: The common stock of General Motors Corporation is traded on the New York Stock Exchange under the symbol "GM." According to publicly available information, General Motors Corporation manufactures and sells vehicles worldwide under various brand names. The Company also has financing and insurance operations. In addition, General Motors produces products and provides services in other industries, such as wireless communications. Information filed with the SEC by General Motors Corporation under the Exchange Act can be located by referencing its SEC file number: 001-00043.

     o Countrywide Financial Corporation: The common stock of Countrywide Financial Corporation is traded on the New York Stock Exchange under the symbol "CFC." According to publicly available information, Countrywide Financial Corporation provides mortgage banking and diversified financial services in domestic and international markets. The Company's consumer businesses include mortgages, insurance, and other financial products. Countrywide's business-to-business activities encompass capital markets, transaction processing, and insurance. Information filed with the SEC by Countrywide Financial Corporation under the Exchange Act can be located by referencing its SEC file number: 001-12331-01.

     o Tesoro Corporation: The common stock of Tesoro Corporation is traded on the New York Stock Exchange under the symbol "TSO." According to publicly available information, Tesoro Corporation refines and markets petroleum products, and provides transporting services. The Company operates refineries, as well as a network of retail and refueling stations in the western United States. Tesoro also markets gasoline and diesel fuel to independent marketers and commercial end users. Information filed with the SEC by Tesoro Corporation under the Exchange Act can be located by referencing its SEC file number:001-03473.

     o Elan Corporation plc: The common stock of Elan Corporation plc is traded on the New York Stock Exchange under the symbol "ELN." According to publicly available information, Elan Corporation plc is a specialty pharmaceutical company. The Group's drug delivery technologies are designed to aid and control the absorption and utilization of active pharmaceutical compounds. Elan's Pharmaceutical division focuses on the discovery, development and commercialization of products in the areas of acute care, pain management, infectious diseases and neurology. Information filed with the SEC by Elan Corporation plc under the Exchange Act can be located by referencing its SEC file number: 001-13896.

     o i2 Technologies, Inc.: The common stock of i2 Technologies, Inc. is traded on the NASDAQ Stock Market under the symbol "ITWO." According to publicly available information, i2 Technologies, Inc. provides supply chain management software and services. The Company's products help companies improve business processes, including supply and demand management, transportation and distribution, and fulfillment and sourcing. i2 serves customers in the consumer products, retail, automotive, aerospace and defense, industrial and metals, and high tech industries. Information filed with the SEC by i2 Technologies, Inc. under the Exchange Act can be located by referencing its SEC file number: 000-28030.

     o Ford Motor Company: The common stock of Ford Motor Company is traded on the New York Stock Exchange under the symbol "F." According to publicly available information, Ford Motor Company designs, manufactures, and services cars and trucks. The Company also provides vehicle-related financing, leasing, and insurance through its subsidiary. Information filed with the SEC by Ford Motor Company under the Exchange Act can be located by referencing its SEC file number:
          001-03950.

     o Valero Energy Corporation: The common stock of Valero Energy Corporation is traded on the New York Stock Exchange under the symbol "VLO." According to publicly available information, Valero Energy Corporation is an independent petroleum refining and marketing company that owns and operates refineries in the United States and Canada. The Company also operates retail sites under the Valero, Diamond Shamrock, Ultramar, Total, and Beacon brands. In addition, Valero owns a proprietary pipeline network. Information filed with the SEC by Valero Energy Corporation under the Exchange Act can be located by referencing its SEC file number: 001-13175.

     o eBay Inc.: The common stock of eBay Inc. is traded on the NASDAQ Stock Market under the symbol "EBAY." According to publicly available information, eBay Inc. is a person-to-person trading community on the Internet. The Company's service is used by buyers and sellers for the exchange of personal items such as coins, collectibles, computers, memorabilia, stamps, and toys. eBay is a fully automated, topically arranged 24-hour service on which sellers can list items for sale and buyers can bid on the items. Information filed with the SEC by eBay Inc. under the Exchange Act can be located by referencing its SEC file number: 000-24821.

     o PACCAR Inc: The common stock of Paccar Inc is traded on the NASDAQ Stock Market under the symbol "PCAR." According to publicly available information, PACCAR Inc designs, develops, and manufactures light-, medium-, and heavy-duty trucks under the Kenworth, Peterbilt, DAF, and Foden nameplates. The Company also provides financial services and distributes truck parts related to its principal business. In addition, PACCAR manufactures industrial winches. Information filed with the SEC by PACCAR Inc under the Exchange Act can be located by referencing its SEC file number: 001-14817.

     o NYSE Euronext: The common stock of NYSE Euronext is traded on the New York Stock Exchange under the symbol "NYX." According to publicly available information, NYSE Euronext operates an international stock exchange. The Company operates a marketplace for equities and derivatives in Belgium, France, the Netherlands and Portugal, derivatives in the United Kingdom, and equities and other securities in the United States. Information filed with the SEC by NYSE Euronext under the Exchange Act can be located by referencing its SEC file number: 001-32829.

     o Southwestern Energy Company: The common stock of Southwestern Energy Company is traded on the New York Stock Exchange under the symbol "SWN." According to publicly available information, Southwestern Energy Company is an integrated energy company primarily focused on natural gas. The Company explores for and produces natural gas and crude oil. Southwestern Energy also conducts operations in natural gas gathering, transmission, and marketing, as well as natural gas distribution. Information filed with the SEC by Southwestern Energy Company under the Exchange Act can be located by referencing its SEC file number: 001-08246.

     o Nasdaq Stock Market Inc.: The common stock of Nasdaq Stock Market Inc. is traded on the New York Stock Exchange under the symbol "NDAQ." According to publicly available information, Nasdaq Stock Market Inc. is a stock exchange. The Nasdaq provides markets that facilitate the raising of capital and the trading of corporate securities, real-time pricing, and reference information services. Information filed with the SEC by Nasdaq Stock Market Inc. under the Exchange Act can be located by referencing its SEC file number: 000-32651.

     o Freeport-McMoRan Copper & Gold, Inc.: The common stock of Freeport-McMoRan Copper & Gold, Inc. is traded on the New York Stock Exchange under the symbol "FCX." According to publicly available information, Freeport-McMoRan Copper & Gold, Inc., through its subsidiary, P.T. Freeport Indonesia Company, is involved in mineral exploration and development, mining, and milling of copper, gold, and silver in Irian Jaya, Indonesia. The Company is also involved in smelting and refining copper concentrates in Spain and a joint venture to construct and operate a smelter/refinery in Indonesia. Information filed with the SEC by Freeport-McMoRan Copper & Gold, Inc. under the Exchange Act can be located by referencing its SEC file number:
          001-11307-01.

     o Archer-Daniels-Midland Company: The common stock of Archer-Daniels-Midland Company is traded on the New York Stock Exchange under the symbol "ADM." According to publicly available information, Archer-Daniels-Midland Company procures, transports, stores, processes, and merchandises agricultural commodities and products. The Company processes oilseeds, corn, milo, oats, barley, peanuts, and wheat. Archer-Daniels-Midland also processes produce products which have primarily two end uses including food or feed ingredients. Information filed with the SEC by Archer-Daniels-Midland Company under the Exchange Act can be located by referencing its SEC file number: 001-00044.

     o Boston Scientific Corporation: The common stock of Boston Scientific Corporation is traded on the New York Stock Exchange under the symbol "BSX." According to publicly available information, Boston Scientific Corporation develops, manufactures, and markets minimally invasive medical devices. The Company's products are used in cardiology, electrophysiology, gastroenterology, neuro-endovascular therapy, pulmonary medicine, radiology, urology, and vascular surgery. Boston Scientific's products are used to diagnose and treat a wide range of medical problems. Information filed with the SEC by Boston Scientific Corporation under the Exchange Act can be located by referencing its SEC file number: 001-11083.

     o Arch Coal, Inc.: The common stock of Arch Coal, Inc. is traded on the New York Stock Exchange under the symbol "ACI." According to publicly available information, Arch Coal, Inc. mines, processes, and markets low-sulphur coal from surface, underground, and auger mines located in the western United States and in the central Appalachian region. The Company markets its coal primarily to electric utilities. Information filed with the SEC by Arch Coal, Inc. under the Exchange Act can be located by referencing its SEC file number: 001-13105.

     o The Mosaic Company: The common stock of The Mosaic Company is traded on the New York Stock Exchange under the symbol "MOS." According to publicly available information, The Mosaic Company produces and distributes crop nutrients to the agricultural communities located in North America and other countries. The Company's principal products include concentrated phosphates, potash, and nitrogen. Information filed with the SEC by The Mosaic Company under the Exchange Act can be located by referencing its SEC file number: 001-32327.

     o IntercontinentalExchange Inc.: The common stock of IntercontinentalExchange Inc. is traded on the New York Stock Exchange under the symbol "ICE." According to publicly available information, IntercontinentalExchange Inc. owns and operates an electronic commodities trading platform. The Company's electronic trading platform serves buyers and sellers of derivatives and physical energy commodities contracts. Intercontinental conducts its futures business through its wholly-owned subsidiary, the International Petroleum Exchange. Information filed with the SEC by IntercontinentalExchange Inc. under the Exchange Act can be located by referencing its SEC file number: 001-32671.

     o Nymex Holdings Inc.: The common stock of Nymex Holdings Inc. is traded on the New York Stock Exchange under the symbol "NMX." According to publicly available information, Nymex Holdings Inc. is a holding company that operates the New York Mercantile Exchange, a commodity futures exchange. Information filed with the SEC by Nymex Holdings Inc. under the Exchange Act can be located by referencing its SEC file number:001-33149.

     o SanDisk Corporation: The common stock of SanDisk Corporation is traded on the NASDAQ Stock Market under the symbol "SNDK." According to publicly available information, SanDisk Corporation supplies flash data storage products. The Company designs, manufactures, and markets industry-standard, solid-state data, digital imaging, and audio storage products using its patented, high-density flash memory and controller technology. Information filed with the SEC by SanDisk Corporation under the Exchange Act can be located by referencing its SEC file number: 000-26734.

     o Washington Mutual, Inc.: The common stock of Washington Mutual, Inc. is traded on the New York Stock Exchange under the symbol "WM." According to publicly available information, Washington Mutual, Inc. is a financial services company that provides a diversified line of products and services to consumers and small to mid-sized businesses. The Company offers consumer banking, mortgage lending, commercial banking, and consumer finance throughout the United States. Washington Mutual also markets annuities and other insurance products. Information filed with the SEC by Washington Mutual, Inc. under the Exchange Act can be located by referencing its SEC file number:
          001-14667.

     o Schlumberger Limited: The common stock of Schlumberger Limited is traded on the New York Stock Exchange under the symbol "SLB." According to publicly available information, Schlumberger Limited is an oil services company. The Company, through its subsidiaries, provides a wide range of services, including technology, project management and information solutions to the international petroleum industry as well as advanced acquisition and data processing surveys. Information filed with the SEC by Schlumberger Limited under the Exchange Act can be located by referencing its SEC file number:
          001-04601.

     o Joy Global Inc.: The common stock of Joy Global Inc. is traded on the NASDAQ Stock Market under the symbol "JOYG." According to publicly available information, Joy Global Inc. manufactures and markets underground mining equipment and surface mining equipment. The Company's equipment is used for the extraction of ores and minerals. Information filed with the SEC by Joy Global Inc. under the Exchange Act can be located by referencing its SEC file number: 001-09299.

     o Conseco, Inc.: The common stock of Conseco, Inc. is traded on the New York Stock Exchange under the symbol "CNO." According to publicly available information, Conseco, Inc. provides insurance products and services to working American families and seniors. The Company provides Medicare supplement, cancer, heart/stroke, and accident policies, as well as annuities and life insurance products. Conseco operates a nationwide network of distributors. Information filed with the SEC by Conseco, Inc. under the Exchange Act can be located by referencing its SEC file number: 001-31792.

     o The Home Depot, Inc.: The common stock of The Home Depot, Inc. is traded on the New York Stock Exchange under the symbol "HD." According to publicly available information, The Home Depot, Inc. sells building materials and home improvement products. The Company's stores sell plumbing, heating and electrical supplies, lumber, floor and wall coverings, hardware, tools, paint, and lawn and garden products. Home Depot operates in North and South America. Information filed with the SEC by The Home Depot, Inc. under the Exchange Act can be located by referencing its SEC file number:001-08207.

     o Amgen Inc.: The common stock of Amgen Inc. is traded on the NASDAQ Stock Market under the symbol "AMGN." According to publicly available information, Amgen Inc. discovers, develops, manufactures, and markets human therapeutics based on cellular and molecular biology. The Company focuses its research on secreted protein and small molecule therapeutics, with particular emphasis on neuroscience and cancer. Amgen concentrates on the areas of hematology, cancer, infectious disease, endocrinology, neurobiology, and inflammation. Information filed with the SEC by Amgen Inc. under the Exchange Act can be located by referencing its SEC file number: 333-141304.

     o NutriSystem, Inc.: The common stock of NutriSystem, Inc. is traded on the NASDAQ Stock Market under the symbol "NTRI." According to publicly available information, NutriSystem, Inc. operates an online weight loss community. The Company's Web site provides members with a weight management program that incorporates personal online counseling, individual diet and exercise plans, as well as other information. NutriSystem also markets the NutriSystem Sweet Success brand of diet meal replacement products through retail outlets. Information filed with the SEC by NutriSystem, Inc. under the Exchange Act can be located by referencing its SEC file number: 000-28551.

     o CNH Global N.V.: The common stock of CNH Global N.V. is traded on the New York Stock Exchange under the symbol "CNH." According to publicly available information, CNH Global N.V. designs, manufactures, and distributes a full line of agricultural and construction equipment. The Company also provides equipment financing services. CNH Global's products are sold through dealers and distributors on a worldwide basis. under the Exchange Act can be located by referencing its SEC file number: 333-05752.



Historical Information

The graphs beginning on the next page set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in this table is for the four calendar quarters in each of 2003, 2004, 2005 and 2006 as well as for the first quarter of 2007 and the period from April 1, 2007 through April 25, 2007. (If no price is provided in the table for a particular period, that indicates that such Reference Stock was not traded at such time.)

The market prices of the Reference Stocks on April 25, 2007 were as follows:

Nasdaq Stock Market Inc.: $33.62

General Motors Corporation: $31.07

Ford Motor Company: $7.88

Valero Energy Corporation: $70.32

eBay Inc.: $33.77

PACCAR Inc: $85.18

The Mosaic Company: $30.56

SanDisk Corporation: $43.93

NutriSystems, Inc.: $58.49

Countrywide Financial Corporation: $37.72

Tesoro Corporation: $116.55

Elan Corporation plc: $14.37

i2 Technologies, Inc.: $26.27

NYSE Euronext: $86.43

Southwestern Energy Company: $44.07

Freeport-McMoRan Copper & Gold, Inc.: $70.00

Archer-Daniels-Midland Company: $39.52

Boston Scientific Corporation: $15.81

Arch Coal, Inc.: $37.40

IntercontinentalExchange Inc.: $130.51

Nymex Holdings Inc.: $126.63

Washington Mutual, Inc.: $42.30

Schlumberger Limited: $75.87

Joy Global Inc.: $51.28

Conseco, Inc.: $17.79

The Home Depot, Inc.: $39.50

Amgen Inc.: $61.69

CNH Global N.V.: $44.82

         We obtained the information regarding the market prices of each Reference Stock below from Bloomberg Financial Markets.

         We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                General Motors Corporation (GM) 4/25/97 - 4/25/07
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day            Period-End
                                              Pricing of the           Pricing of the         Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                 in ($)                   in ($)               Stock in ($)
       ----                  ----                 ------                   ------               ------------
     1/1/2003             3/31/2003                41.12                   29.75                    33.62
     4/1/2003             6/30/2003                39.5                    32.84                     36
     7/1/2003             9/30/2003                43.23                    35                      40.93
    10/1/2003            12/31/2003                54.39                   40.04                    53.4

     1/1/2004             3/31/2004                55.55                   44.72                    47.1
     4/1/2004             6/30/2004                50.04                   42.88                    46.59
     7/1/2004             9/30/2004                46.93                   40.53                    42.48
    10/1/2004            12/31/2004                43.29                   36.9                     40.06

     1/1/2005             3/31/2005                40.8                    27.98                    29.39
     4/1/2005             6/30/2005                36.65                   24.67                     34
     7/1/2005             9/30/2005                37.7                    30.21                    30.61
    10/1/2005            12/30/2005                31.5                    18.33                    19.42

     1/1/2006             3/31/2006                24.6                    18.47                    21.27
     4/1/2006             6/30/2006                30.56                    19                      29.79
     7/1/2006             9/29/2006                33.64                   27.12                    33.26
    10/1/2006            12/29/2006                36.56                   28.49                    30.72

     1/1/2007             3/31/2007                37.24                   28.81                    30.64
     4/1/2007             4/25/2007                32.83                   30.33                    31.07


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

            Countrywide Financial Corporation (CFC) 4/25/97 - 4/25/07
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day            Period-End
                                              Pricing of the           Pricing of the         Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                 in ($)                   in ($)               Stock in ($)
       ----                  ----                 ------                   ------               ------------
     1/1/2003             3/31/2003               14.6775                  12.6225                 14.375
     4/1/2003             6/30/2003               19.6873                  14.425                  17.3925
     7/1/2003             9/30/2003               19.825                   15.875                  19.57
    10/1/2003            12/31/2003               27.27                    19.3825                 25.2833

     1/1/2004             3/31/2004               32.4333                  23.0067                 31.9667
     4/1/2004             6/30/2004               36.265                   27.2                    35.125
     7/1/2004             9/30/2004               39.9                     32.745                  39.39
    10/1/2004            12/31/2004               39.93                    30.3                    37.01

     1/1/2005             3/31/2005               38.65                    31.13                   32.46
     4/1/2005             6/30/2005               40.31                    30.54                   38.61
     7/1/2005             9/30/2005               39.64                    32.35                   32.98
    10/1/2005            12/30/2005               36.75                    29.34                   34.19

     1/1/2006             3/31/2006               37.23                    31.86                   36.7
     4/1/2006             6/30/2006               43.67                    35.93                   38.08
     7/1/2006             9/29/2006               39.99                    32.2                    35.04
    10/1/2006            12/29/2006               43.1                     34.5                    42.45

     1/1/2007             3/31/2007               45.26                    33.13                   33.64
     4/1/2007             4/25/2007               38.716                   32.32                   37.72


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                   Tesoro Corporation (TSO) 4/25/97 - 4/25/07
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day            Period-End
                                              Pricing of the           Pricing of the         Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                 in ($)                   in ($)               Stock in ($)
       ----                  ----                 ------                   ------               ------------
     1/1/2003             3/31/2003                 7.44                     3.38                    7.4
     4/1/2003             6/30/2003                 8.55                     6.45                    6.88
     7/1/2003             9/30/2003                 9.42                     6.65                    8.46
    10/1/2003            12/31/2003                15.12                     8.56                   14.57

     1/1/2004             3/31/2004                19.35                     14                     18.79
     4/1/2004             6/30/2004                27.75                    17.75                   27.6
     7/1/2004             9/30/2004                31.7                     21.76                   29.53
    10/1/2004            12/31/2004                34.65                    27.75                   31.86

     1/1/2005             3/31/2005                38.2                     28.25                   37.02
     4/1/2005             6/30/2005                49.87                    34.05                   46.52
     7/1/2005             9/30/2005                71.82                    46.11                   67.24
    10/1/2005            12/30/2005                69.3                     52.03                   61.55

     1/1/2006             3/31/2006                73.98                    57.671                  68.34
     4/1/2006             6/30/2006                75.74                    60.32                   74.36
     7/1/2006             9/29/2006                76.8                     52.95                   57.98
    10/1/2006            12/29/2006                73.1                     54.66                   65.77

     1/1/2007             3/31/2007               102.79                    62.93                  100.43
     4/1/2007             4/25/2007               116.72                   100.11                  116.55


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                  Elan Corporation plc (ELN) 4/25/97 - 4/25/07
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day            Period-End
                                              Pricing of the           Pricing of the         Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                 in ($)                   in ($)               Stock in ($)
       ----                  ----                 ------                   ------               ------------
     1/1/2003             3/31/2003                4.98                     2.25                    2.79
     4/1/2003             6/30/2003                9.02                     2.7                     5.64
     7/1/2003             9/30/2003                6.46                     4.05                    5.29
    10/1/2003            12/31/2003                7.07                     4.72                    6.89

     1/1/2004             3/31/2004               21.02                     6.88                   20.62
     4/1/2004             6/30/2004               25.6                     19.1                    24.74
     7/1/2004             9/30/2004               25.9                     16.45                   23.4
    10/1/2004            12/31/2004               30.45                    20.52                   27.25

     1/1/2005             3/31/2005               29.93                      3                      3.24
     4/1/2005             6/30/2005                8.42                     3.3                     6.82
     7/1/2005             9/30/2005                9.49                     6.72                    8.86
    10/1/2005            12/30/2005               14.51                     7.62                   13.93

     1/1/2006             3/31/2006               16.83                    11.88                   14.44
     4/1/2006             6/30/2006               19.42                    14.06                   16.7
     7/1/2006             9/29/2006               16.85                    13.14                   15.6
    10/1/2006            12/29/2006               16.15                    13.8                    14.75

     1/1/2007             3/31/2007               15.1                     11.7                    13.29
     4/1/2007             4/25/2007               15.45                    13.31                   14.37


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                  i2 Technlogies, Inc. (ITWO) 4/25/97 - 4/25/07
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day            Period-End
                                              Pricing of the           Pricing of the         Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                 in ($)                   in ($)               Stock in ($)
       ----                  ----                 ------                   ------               ------------
     1/1/2003             3/31/2003               37.875                   17.45                   19.75
     4/1/2003             6/30/2003               47.25                    12.25                   25.25
     7/1/2003             9/30/2003               41                       22.5                    31.75
    10/1/2003            12/31/2003               56                       31                      41.5

     1/1/2004             3/31/2004               61.25                    13.75                   29.5
     4/1/2004             6/30/2004               33.75                     1.9875                 22.25
     7/1/2004             9/30/2004                23                       13                     17.75
    10/1/2004            12/31/2004               18.75                    15                      17.25

     1/1/2005             3/31/2005               17.5                      7.77                    8.5
     4/1/2005             6/30/2005                8.8                      6.75                     8
     7/1/2005             9/30/2005               24.88                     7.8                    18.64
    10/1/2005            12/30/2005               22.25                    10.83                   14.11

     1/1/2006             3/31/2006               19.42                    14.08                   17.2
     4/1/2006             6/30/2006               18.08                    12.27                   12.67
     7/1/2006             9/29/2006               19.34                    11.64                   18.73
    10/1/2006            12/29/2006               23.28                    16.8801                 22.82

     1/1/2007             3/31/2007               27.46                    21.54                    24
     4/1/2007             4/25/2007               26.9                     23.42                   26.27


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                    Ford Motor Company (F) 4/25/97 - 4/25/07
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day            Period-End
                                              Pricing of the           Pricing of the         Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                 in ($)                   in ($)               Stock in ($)
       ----                  ----                 ------                   ------               ------------
     1/1/2003             3/31/2003               10.8                      6.58                    7.52
     4/1/2003             6/30/2003               11.71                     7.3                    10.99
     7/1/2003             9/30/2003               12.53                    10.43                   10.77
    10/1/2003            12/31/2003               17.33                    10.41                   16

     1/1/2004             3/31/2004               17.34                    12.75                   13.57
     4/1/2004             6/30/2004               16.48                     13                     15.65
     7/1/2004             9/30/2004               15.77                    13.61                   14.05
    10/1/2004            12/31/2004                15                      12.61                   14.64

     1/1/2005             3/31/2005               14.75                    10.94                   11.33
     4/1/2005             6/30/2005               11.69                     9.07                   10.24
     7/1/2005             9/30/2005               11.19                     9.55                    9.86
    10/1/2005            12/30/2005                10                       7.57                    7.72

     1/1/2006             3/31/2006                8.96                     7.39                    7.96
     4/1/2006             6/30/2006                8.05                     6.17                    6.93
     7/1/2006             9/29/2006                9.48                     6.06                    8.09
    10/1/2006            12/29/2006                9.19                     6.85                    7.51

     1/1/2007             3/31/2007                8.97                     7.43                    7.89
     4/1/2007             4/25/2007                8.21                     7.67                    7.88


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                Valero Energy Corporation (VLO) 6/9/97 - 4/25/07
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day            Period-End
                                              Pricing of the           Pricing of the         Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                 in ($)                   in ($)               Stock in ($)
       ----                  ----                 ------                   ------               ------------
     1/1/2003             3/31/2003               10.6                      8.05                   10.345
     4/1/2003             6/30/2003               10.5375                   8.79                    9.0825
     7/1/2003             9/30/2003               10.025                    8.7975                  9.5675
    10/1/2003            12/31/2003               11.77                     9.425                  11.585

     1/1/2004             3/31/2004               15.375                   11.425                  14.99
     4/1/2004             6/30/2004               18.725                   13.9725                 18.44
     7/1/2004             9/30/2004               20.2975                  15.895                  20.0525
    10/1/2004            12/31/2004               23.91                    19.415                  22.7

     1/1/2005             3/31/2005               38.575                   21.005                  36.635
     4/1/2005             6/30/2005               41.125                   28.9                    39.555
     7/1/2005             9/30/2005               58.625                   39.375                  56.53
    10/1/2005            12/30/2005               58.145                   45.855                  51.6

     1/1/2006             3/31/2006               63.7                     47.99                   59.78
     4/1/2006             6/30/2006               70.75                    55.19                   66.52
     7/1/2006             9/29/2006               68.83                    46.84                   51.47
    10/1/2006            12/29/2006               57.09                    47.52                   51.16

     1/1/2007             3/31/2007               66.02                    47.66                   64.49
     4/1/2007             4/25/2007               70.83                    63.53                   70.32


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       eBay Inc. (EBAY) 9/23/98 - 4/25/07
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day            Period-End
                                              Pricing of the           Pricing of the         Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                 in ($)                   in ($)               Stock in ($)
       ----                  ----                 ------                   ------               ------------
     1/1/2003             3/31/2003               22.61                    16.8775                 21.3275
     4/1/2003             6/30/2003               26.4425                  21.3775                  26
     7/1/2003             9/30/2003               29.465                   24.935                  26.82
    10/1/2003            12/31/2003               32.4                     25.315                  32.305

     1/1/2004             3/31/2004               36.02                    31.295                  34.64
     4/1/2004             6/30/2004               47.065                   34.53                   45.975
     7/1/2004             9/30/2004               47.945                   35.725                  45.97
    10/1/2004            12/31/2004               59.21                    45.22                   58.17

     1/1/2005             3/31/2005               58.885                   35                      37.26
     4/1/2005             6/30/2005               40.94                    30.78                   33.01
     7/1/2005             9/30/2005               44.98                    32.75                   41.2
    10/1/2005            12/30/2005               47.6                     37.22                   43.22

     1/1/2006             3/31/2006               47.86                    36.93                    39
     4/1/2006             6/30/2006               40.82                    28.2                    29.29
     7/1/2006             9/29/2006               29.48                    22.83                   28.36
    10/1/2006            12/29/2006               33.99                     27                     30.07

     1/1/2007             3/31/2007               34.35                    28.6                    33.15
     4/1/2007             4/25/2007               35.41                    32.77                   33.77


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       PACCAR Inc (PCAR) 4/25/97 - 4/25/07
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day            Period-End
                                              Pricing of the           Pricing of the         Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                 in ($)                   in ($)               Stock in ($)
       ----                  ----                 ------                   ------               ------------
     1/1/2003             3/31/2003               23.5289                  18.56                   22.3422
     4/1/2003             6/30/2003               32.24                    22.1156                 30.1111
     7/1/2003             9/30/2003               38.92                    29.1288                 33.0622
    10/1/2003            12/31/2003               38.2222                  32.6933                 37.8311

     1/1/2004             3/31/2004               39.8844                  33.0733                 37.3667
     4/1/2004             6/30/2004               40.4667                  34                      38.66
     7/1/2004             9/30/2004               46.1667                  35.3                    46.08
    10/1/2004            12/31/2004               54.28                    41.3333                 53.6533

     1/1/2005             3/31/2005               54.2533                  45.6667                 48.26
     4/1/2005             6/30/2005               49.36                    42.56                   45.3333
     7/1/2005             9/30/2005               51.0733                  44.14                   45.26
    10/1/2005            12/30/2005               49.06                    42.2                    46.1533

     1/1/2006             3/31/2006               50.0467                  45.1867                 46.9867
     4/1/2006             6/30/2006               55.26                    46.36                   54.92
     7/1/2006             9/29/2006               58.9                     50.9                    57.02
    10/1/2006            12/29/2006               69.25                    56.68                   64.9

     1/1/2007             3/31/2007               78.23                    63.23                   73.4
     4/1/2007             4/25/2007               90.7                     72.73                   85.18


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      NYSE Euronext (NYX) 3/7/06 - 4/25/07
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day            Period-End
                                              Pricing of the           Pricing of the         Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                 in ($)                   in ($)               Stock in ($)
       ----                  ----                 ------                   ------               ------------
     1/1/2003             3/31/2003                 n/a                     n/a                      n/a
     4/1/2003             6/30/2003                 n/a                     n/a                      n/a
     7/1/2003             9/30/2003                 n/a                     n/a                      n/a
    10/1/2003            12/31/2003                 n/a                     n/a                      n/a

     1/1/2004             3/31/2004                 n/a                     n/a                      n/a
     4/1/2004             6/30/2004                 n/a                     n/a                      n/a
     7/1/2004             9/30/2004                 n/a                     n/a                      n/a
    10/1/2004            12/31/2004                 n/a                     n/a                      n/a

     1/1/2005             3/31/2005                 n/a                     n/a                      n/a
     4/1/2005             6/30/2005                 n/a                     n/a                      n/a
     7/1/2005             9/30/2005                 n/a                     n/a                      n/a
    10/1/2005            12/30/2005                 n/a                     n/a                      n/a

     1/1/2006             3/31/2006                90.35                   66.98                   79.25
     4/1/2006             6/30/2006                80.45                   48.62                   68.48
     7/1/2006             9/29/2006                74.83                   56.05                   74.75
    10/1/2006            12/29/2006                112                      71.4                    97.2

     1/1/2007             3/31/2007               109.5                    80.51                   93.75
     4/1/2007             4/25/2007               101                      84.10                   86.43


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

               Soutwestern Energy Company (SWN) 4/25/97 - 4/25/07
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day            Period-End
                                              Pricing of the           Pricing of the         Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                 in ($)                   in ($)               Stock in ($)
       ----                  ----                 ------                   ------               ------------
     1/1/2003             3/31/2003                3.3075                   2.7275                  3.275
     4/1/2003             6/30/2003                4.0875                   3.175                   3.7525
     7/1/2003             9/30/2003                4.6375                   3.56                    4.525
    10/1/2003            12/31/2003                6.3725                   4.5325                  5.975

     1/1/2004             3/31/2004                6.21                     4.83                    6.03
     4/1/2004             6/30/2004                7.23                     5.9025                  7.1675
     7/1/2004             9/30/2004               10.7125                   7.265                  10.4975
    10/1/2004            12/31/2004               13.8625                  10.1025                 12.6725

     1/1/2005             3/31/2005               15.77                    11.0225                 14.19
     4/1/2005             6/30/2005               23.865                   13.4375                 23.49
     7/1/2005             9/30/2005               37.44                      24                    36.7
    10/1/2005            12/30/2005               41.8                     31.155                  35.94

     1/1/2006             3/31/2006               44.28                    28.87                   32.19
     4/1/2006             6/30/2006               41.17                    23.66                   31.16
     7/1/2006             9/29/2006               39                       27.75                   29.87
    10/1/2006            12/29/2006               42.96                    27.23                   35.05

     1/1/2007             3/31/2007               41.64                    31.14                   40.98
     4/1/2007             4/25/2007               45.11                    40.75                   44.07


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                Nasdaq Stock Market Inc. (NDAQ) 7/1/02 - 4/25/07
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day            Period-End
                                              Pricing of the           Pricing of the         Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                 in ($)                   in ($)               Stock in ($)
       ----                  ----                 ------                   ------               ------------
     1/1/2003             3/31/2003               10.45                     6.75                    6.95
     4/1/2003             6/30/2003                8.75                     5.15                    8.05
     7/1/2003             9/30/2003               10.1                      6.5                     8.05
    10/1/2003            12/31/2003               9.5                       8                       9.45

     1/1/2004             3/31/2004               12.6                      8.55                    8.6
     4/1/2004             6/30/2004                8.8                      6.3                     6.3
     7/1/2004             9/30/2004                7                        5.53                    6.9
    10/1/2004            12/31/2004               10.5                      6.4                    10.2

     1/1/2005             3/31/2005               11.86                     7.6                    10.7
     4/1/2005             6/30/2005               20                        9.81                   18.86
     7/1/2005             9/30/2005               25.75                    18.8                    25.35
    10/1/2005            12/30/2005               45.23                    25.33                   35.18

     1/1/2006             3/31/2006               46.75                    34.831                  40.04
     4/1/2006             6/30/2006               45                       23.91                   29.9
     7/1/2006             9/29/2006               32.49                    25.33                   30.24
    10/1/2006            12/29/2006               42.37                    28.9                    30.79

     1/1/2007             3/31/2007               37.45                    26.57                   29.41
     4/1/2007             4/25/2007               34.18                    29.08                   33.62


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

          Freeport-McMoRan Copper & Gold, Inc. (FCX) 4/25/97 - 4/25/07
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day            Period-End
                                              Pricing of the           Pricing of the         Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                 in ($)                   in ($)               Stock in ($)
       ----                  ----                 ------                   ------               ------------
     1/1/2003             3/31/2003               19.3                     16.01                   17.05
     4/1/2003             6/30/2003               25.7                     16.72                   24.5
     7/1/2003             9/30/2003               34.57                    23.45                   33.1
    10/1/2003            12/31/2003               46.74                    32.731                  42.13

     1/1/2004             3/31/2004               44.9                     35.09                   39.09
     4/1/2004             6/30/2004               39.85                    27.76                   33.15
     7/1/2004             9/30/2004               42.13                    31.54                   40.5
    10/1/2004            12/31/2004               42.55                    33.98                   38.23

     1/1/2005             3/31/2005               43.9                     35.12                   39.61
     4/1/2005             6/30/2005               40.31                    31.52                   37.44
     7/1/2005             9/30/2005               49.48                    37.12                   48.59
    10/1/2005            12/30/2005               56.35                    43.41                   53.8

     1/1/2006             3/31/2006               65                       47.11                   59.77
     4/1/2006             6/30/2006               72.2                     43.1                    55.41
     7/1/2006             9/29/2006               62.29                    47.58                   53.26
    10/1/2006            12/29/2006               63.7                     47.6                    55.73

     1/1/2007             3/31/2007               67.19                    48.85                   66.19
     4/1/2007             4/25/2007               72                       65.62                   70


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

             Archer-Daniels-Midland Company (ADM) 4/25/97 - 4/25/07
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day            Period-End
                                              Pricing of the           Pricing of the         Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                 in ($)                   in ($)               Stock in ($)
       ----                  ----                 ------                   ------               ------------
     1/1/2003             3/31/2003               12.94                    10.5                    10.8
     4/1/2003             6/30/2003               13.17                    10.68                   12.87
     7/1/2003             9/30/2003               14.14                    11.95                   13.11
    10/1/2003            12/31/2003               15.24                    13.11                   15.22

     1/1/2004             3/31/2004               17.83                    14.9                    16.87
     4/1/2004             6/30/2004               17.95                    15.82                   16.78
     7/1/2004             9/30/2004                17                      14.95                   16.98
    10/1/2004            12/31/2004               22.55                    16.72                   22.31

     1/1/2005             3/31/2005               25.37                    21.35                   24.58
     4/1/2005             6/30/2005               25.3                     17.5                    21.38
     7/1/2005             9/30/2005               24.75                    19.75                   24.66
    10/1/2005            12/30/2005               25.55                    23                      24.66

     1/1/2006             3/31/2006               35.5                     24.05                   33.65
     4/1/2006             6/30/2006               46.71                    34.6                    41.28
     7/1/2006             9/29/2006               45.05                    36.44                   37.88
    10/1/2006            12/29/2006               40                       31.2                    31.96

     1/1/2007             3/31/2007               37.84                    30.2                    36.7
     4/1/2007             4/25/2007               39.65                    36.53                   39.52


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

              Boston Scientific Corporation (BSX) 4/25/97 - 4/25/07
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day            Period-End
                                              Pricing of the           Pricing of the         Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                 in ($)                   in ($)               Stock in ($)
       ----                  ----                 ------                   ------               ------------
     1/1/2003             3/31/2003               23.775                   19.1                    20.38
     4/1/2003             6/30/2003               32.865                   20.27                   30.55
     7/1/2003             9/30/2003               34.37                    27.995                  31.9
    10/1/2003            12/31/2003               36.85                    31.055                  36.76

     1/1/2004             3/31/2004               45.31                    35.17                   42.38
     4/1/2004             6/30/2004               46.1                     37.32                   42.8
     7/1/2004             9/30/2004               44                       31.25                   39.73
    10/1/2004            12/31/2004               39.98                    33.29                   35.55

     1/1/2005             3/31/2005               35.5                     28.57                   29.29
     4/1/2005             6/30/2005               31.32                    26.5                    27
     7/1/2005             9/30/2005               29.35                    22.89                   23.37
    10/1/2005            12/30/2005               27.82                    22.8                    24.49

     1/1/2006             3/31/2006               26.56                    20.57                   23.05
     4/1/2006             6/30/2006               23.58                    16.47                   16.84
     7/1/2006             9/29/2006               18.11                    14.43                   14.79
    10/1/2006            12/29/2006               17.35                    14.45                   17.18

     1/1/2007             3/31/2007               18.69                    13.88                   14.54
     4/1/2007             4/25/2007               16.40                    14.64                   15.81


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                     Arch Coal, Inc. (ACI) 7/1/97 - 4/25/07
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day            Period-End
                                              Pricing of the           Pricing of the         Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                 in ($)                   in ($)               Stock in ($)
       ----                  ----                 ------                   ------               ------------
     1/1/2003             3/31/2003               11.25                     8.075                   9.505
     4/1/2003             6/30/2003               12.275                    8.59                   11.49
     7/1/2003             9/30/2003               11.8                      9.56                   11.105
    10/1/2003            12/31/2003               16.1                     11.03                   15.585

     1/1/2004             3/31/2004               16.445                   13.1                    15.695
     4/1/2004             6/30/2004               18.495                   13.865                  18.295
     7/1/2004             9/30/2004               18.465                   15.05                   17.745
    10/1/2004            12/31/2004               19.5                     15.93                   17.77

     1/1/2005             3/31/2005               23.765                   16.595                  21.505
     4/1/2005             6/30/2005               27.88                    20.15                   27.235
     7/1/2005             9/30/2005               34.965                   25.14                   33.75
    10/1/2005            12/30/2005               41.1                     30.495                  39.75

     1/1/2006             3/31/2006               44.15                    34.295                  37.97
     4/1/2006             6/30/2006               56.445                   37.1001                 42.37
     7/1/2006             9/29/2006               44.13                    25.88                   28.91
    10/1/2006            12/29/2006               37.03                    25.85                   30.03

     1/1/2007             3/31/2007               33.79                    27.18                   30.69
     4/1/2007             4/25/2007               38                       30.33                   37.4


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                   The Mosaic Company (MOS) 10/25/04 - 4/25/07
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day            Period-End
                                              Pricing of the           Pricing of the         Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                 in ($)                   in ($)               Stock in ($)
       ----                  ----                 ------                   ------               ------------
     1/1/2003             3/31/2003                n/a                      n/a                     n/a
     4/1/2003             6/30/2003                n/a                      n/a                     n/a
     7/1/2003             9/30/2003                n/a                      n/a                     n/a
    10/1/2003            12/31/2003                n/a                      n/a                     n/a

     1/1/2004             3/31/2004                n/a                      n/a                     n/a
     4/1/2004             6/30/2004                n/a                      n/a                     n/a
     7/1/2004             9/30/2004                n/a                      n/a                     n/a
    10/1/2004            12/31/2004               18.58                    14.8                    16.32

     1/1/2005             3/31/2005               17.42                    14.59                   17.06
     4/1/2005             6/30/2005               17.16                    12.36                   15.56
     7/1/2005             9/30/2005               17.99                    15.11                   16.02
    10/1/2005            12/30/2005               15.62                    12.5                    14.63

     1/1/2006             3/31/2006               17.14                    13.78                   14.35
     4/1/2006             6/30/2006               17.28                    13.31                   15.65
     7/1/2006             9/29/2006               17.13                    14.03                   16.9
    10/1/2006            12/29/2006               23.54                    16.2                    21.36

     1/1/2007             3/31/2007               28.84                    19.49                   26.66
     4/1/2007             4/25/2007               31.46                    26.44                   30.56


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

             IntercontinentalExchange Inc. (ICE) 11/15/05 - 4/25/07
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day            Period-End
                                              Pricing of the           Pricing of the         Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                 in ($)                   in ($)               Stock in ($)
       ----                  ----                 ------                   ------               ------------
     1/1/2003             3/31/2003                 n/a                      n/a                     n/a
     4/1/2003             6/30/2003                 n/a                      n/a                     n/a
     7/1/2003             9/30/2003                 n/a                      n/a                     n/a
    10/1/2003            12/31/2003                 n/a                      n/a                     n/a

     1/1/2004             3/31/2004                 n/a                      n/a                     n/a
     4/1/2004             6/30/2004                 n/a                      n/a                     n/a
     7/1/2004             9/30/2004                 n/a                      n/a                     n/a
    10/1/2004            12/31/2004                 n/a                      n/a                     n/a

     1/1/2005             3/31/2005                 n/a                      n/a                     n/a
     4/1/2005             6/30/2005                 n/a                      n/a                     n/a
     7/1/2005             9/30/2005                 n/a                      n/a                     n/a
    10/1/2005            12/30/2005                44.21                     26                     36.35

     1/1/2006             3/31/2006                73.59                    36                      69.05
     4/1/2006             6/30/2006                82.4                     45.27                   57.94
     7/1/2006             9/29/2006                77.919                   51.77                   75.07
    10/1/2006            12/29/2006               113.85                    72.15                  107.9

     1/1/2007             3/31/2007               167                      108.15                  122.21
     4/1/2007             4/25/2007               135.1                    120.56                  130.51


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                  Nymex Holdings Inc. (NMX) 11/16/06 - 4/25/07
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day            Period-End
                                              Pricing of the           Pricing of the         Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                 in ($)                   in ($)               Stock in ($)
       ----                  ----                 ------                   ------               ------------
     1/1/2003             3/31/2003                 n/a                     n/a                      n/a
     4/1/2003             6/30/2003                 n/a                     n/a                      n/a
     7/1/2003             9/30/2003                 n/a                     n/a                      n/a
    10/1/2003            12/31/2003                 n/a                     n/a                      n/a

     1/1/2004             3/31/2004                 n/a                     n/a                      n/a
     4/1/2004             6/30/2004                 n/a                     n/a                      n/a
     7/1/2004             9/30/2004                 n/a                     n/a                      n/a
    10/1/2004            12/31/2004                 n/a                     n/a                      n/a

     1/1/2005             3/31/2005                 n/a                     n/a                      n/a
     4/1/2005             6/30/2005                 n/a                     n/a                      n/a
     7/1/2005             9/30/2005                 n/a                     n/a                      n/a
    10/1/2005            12/30/2005                 n/a                     n/a                      n/a

     1/1/2006             3/31/2006                 n/a                     n/a                      n/a
     4/1/2006             6/30/2006                 n/a                     n/a                      n/a
     7/1/2006             9/29/2006                 n/a                     n/a                      n/a
    10/1/2006            12/29/2006               152                      59                      124.01

     1/1/2007             3/31/2007               141.99                   116                     135.76
     4/1/2007             4/25/2007               136                      124.5                   126.63


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                  SanDisk Corporation (SNDK) 4/25/97 - 4/25/07
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day            Period-End
                                              Pricing of the           Pricing of the         Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                 in ($)                   in ($)               Stock in ($)
       ----                  ----                 ------                   ------               ------------
     1/1/2003             3/31/2003               12.195                    7.3945                  8.41
     4/1/2003             6/30/2003               21.1                      8.21                   20.285
     7/1/2003             9/30/2003               34.075                   19.75                   31.86
    10/1/2003            12/31/2003               43.15                    26.6                    30.6

     1/1/2004             3/31/2004               36.345                   23.4899                 28.36
     4/1/2004             6/30/2004               33.25                    19.79                   21.69
     7/1/2004             9/30/2004               29.6                     19.28                   29.12
    10/1/2004            12/31/2004               31.96                    19.66                   24.97

     1/1/2005             3/31/2005               28.42                    20.25                   27.8
     4/1/2005             6/30/2005               29.03                    23.55                   23.73
     7/1/2005             9/30/2005               48.58                    23.41                   48.24
    10/1/2005            12/30/2005               65.49                    45.65                   62.82

     1/1/2006             3/31/2006               79.8                     52.15                   57.52
     4/1/2006             6/30/2006               66.2                     49.16                   50.98
     7/1/2006             9/29/2006               60.9447                  37.34                   53.54
    10/1/2006            12/29/2006               62.24                    41.9999                 43.03

     1/1/2007             3/31/2007               46.24                    35.82                   43.8
     4/1/2007             4/25/2007               45.09                    41.48                   43.93


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                 Washington Mutual, Inc. (WM) 4/25/97 - 4/25/07
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day            Period-End
                                              Pricing of the           Pricing of the         Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                 in ($)                   in ($)               Stock in ($)
       ----                  ----                 ------                   ------               ------------
     1/1/2003             3/31/2003               36.95                    32.4                    35.27
     4/1/2003             6/30/2003               43.99                    35.05                   41.3
     7/1/2003             9/30/2003               42.95                    36.83                   39.37
    10/1/2003            12/31/2003               46.85                    38.05                   40.12

     1/1/2004             3/31/2004               45.47                    39.45                   42.71
     4/1/2004             6/30/2004               44.99                     36.8                   38.64
     7/1/2004             9/30/2004               40.88                    37.54                   39.08
    10/1/2004            12/31/2004               42.5                     37.51                   42.28

     1/1/2005             3/31/2005               42.81                    38.7                    39.5
     4/1/2005             6/30/2005               42.97                    37.75                   40.69
     7/1/2005             9/30/2005               43.9                     39.12                   39.22
    10/1/2005            12/30/2005               45.06                    36.64                   43.5

     1/1/2006             3/31/2006               45.6                     41.57                   42.62
     4/1/2006             6/30/2006               47.01                    42.44                   45.58
     7/1/2006             9/29/2006               46.79                    41.03                   43.47
    10/1/2006            12/29/2006               46.38                    42.01                   45.49

     1/1/2007             3/31/2007               46.02                    38.73                   40.38
     4/1/2007             4/25/2007               42.89                    38.76                   42.30

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                  Schlumberger Limited (SLB) 4/25/97 - 4/25/07
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day            Period-End
                                              Pricing of the           Pricing of the         Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                 in ($)                   in ($)               Stock in ($)
       ----                  ----                 ------                   ------               ------------
     1/1/2003             3/31/2003               21.665                   17.81                   19.005
     4/1/2003             6/30/2003               25.075                   18.04                   23.785
     7/1/2003             9/30/2003               26.05                    22.25                   24.2
    10/1/2003            12/31/2003               28.12                    22.665                  27.36

     1/1/2004             3/31/2004               33.375                   26.2655                 31.925
     4/1/2004             6/30/2004               32.35                    27.375                  31.755
     7/1/2004             9/30/2004               33.925                   29.32                   33.655
    10/1/2004            12/31/2004               34.945                   30.505                  33.475

     1/1/2005             3/31/2005               39.16                    31.57                   35.24
     4/1/2005             6/30/2005               39.225                   32.31                   37.97
     7/1/2005             9/30/2005               43.9                     37.425                  42.19
    10/1/2005            12/30/2005               51.49                    38.6501                 48.575

     1/1/2006             3/31/2006               65.875                   49.2                    63.285
     4/1/2006             6/30/2006               74.75                    54                      65.11
     7/1/2006             9/29/2006               68.55                    54.23                   62.03
    10/1/2006            12/29/2006               69.3                     56.85                   63.16

     1/1/2007             3/31/2007               71.17                    55.68                   69.1
     4/1/2007             4/25/2007               78.25                    68.25                   75.87


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                     Joy Global Inc. (JOYG) 8/1/01 - 4/25/07
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day            Period-End
                                              Pricing of the           Pricing of the         Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                 in ($)                   in ($)               Stock in ($)
       ----                  ----                 ------                   ------               ------------
     1/1/2003             3/31/2003                5.8533                   4.4133                  4.8133
     4/1/2003             6/30/2003                7.2889                   4.6978                  6.5689
     7/1/2003             9/30/2003                7.6889                   6.1284                  7.0844
    10/1/2003            12/31/2003               11.9733                   7.16                   11.6222

     1/1/2004             3/31/2004               13.32                    11                      12.4667
     4/1/2004             6/30/2004               13.5556                  10.4267                 13.3067
     7/1/2004             9/30/2004               15.6889                  11.9689                 15.28
    10/1/2004            12/31/2004               19.8578                  14.3822                 19.3022

     1/1/2005             3/31/2005               26.1667                  17.1844                 23.3733
     4/1/2005             6/30/2005               25.8                     19.8467                 22.3933
     7/1/2005             9/30/2005               34.04                    22.0267                 33.64
    10/1/2005            12/30/2005               41.94                    27                      40

     1/1/2006             3/31/2006               61.91                    41.57                   59.77
     4/1/2006             6/30/2006               72.23                    44.75                   52.09
     7/1/2006             9/29/2006               53.85                    31.32                   37.57
    10/1/2006            12/29/2006               50.77                    35.59                   48.34

     1/1/2007             3/31/2007               55.8                     40.36                   42.9
     4/1/2007             4/25/2007               51.90                    42.43                   51.28


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Conseco, Inc. (CNO) 9/10/03 - 4/25/07
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day            Period-End
                                              Pricing of the           Pricing of the         Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                 in ($)                   in ($)               Stock in ($)
       ----                  ----                 ------                   ------               ------------
     1/1/2003             3/31/2003                n/a                      n/a                     n/a
     4/1/2003             6/30/2003                n/a                      n/a                     n/a
     7/1/2003             9/30/2003               22.5                     17.7                    18.06
    10/1/2003            12/31/2003               22.18                    18.05                   21.8

     1/1/2004             3/31/2004               23.89                    20.9                    23.16
     4/1/2004             6/30/2004               24                       17.1                    19.9
     7/1/2004             9/30/2004               20.06                    15.43                   17.66
    10/1/2004            12/31/2004               20.15                    16.16                   19.95

     1/1/2005             3/31/2005               20.47                    18.8                    20.42
     4/1/2005             6/30/2005               22.1                     19.15                   21.82
     7/1/2005             9/30/2005               22.75                    20.23                   21.11
    10/1/2005            12/30/2005               23.59                    19.77                   23.17

     1/1/2006             3/31/2006               25.95                    23.16                   24.82
     4/1/2006             6/30/2006               25.9                     21.91                   23.1
     7/1/2006             9/29/2006               23.46                    19.9                    20.99
    10/1/2006            12/29/2006               21.17                    19.52                   19.98

     1/1/2007             3/31/2007               20.48                    16.56                   17.3
     4/1/2007             4/25/2007               18.63                    17.03                   17.79


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                   The Home Depot, Inc. (HD) 4/25/97 - 4/25/07
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day            Period-End
                                              Pricing of the           Pricing of the         Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                 in ($)                   in ($)               Stock in ($)
       ----                  ----                 ------                   ------               ------------
     1/1/2003             3/31/2003               25.8                     20.1                    24.36
     4/1/2003             6/30/2003               34.72                    23.98                   33.12
     7/1/2003             9/30/2003               34.99                    30.1                    31.85
    10/1/2003            12/31/2003               37.89                    31.93                   35.49

     1/1/2004             3/31/2004               37.65                    34.7                    37.36
     4/1/2004             6/30/2004               37.84                    32.34                   35.2
     7/1/2004             9/30/2004               39.73                    32.39                   39.2
    10/1/2004            12/31/2004               44.3                     38.31                   42.74

     1/1/2005             3/31/2005               43.27                    37.44                   38.24
     4/1/2005             6/30/2005               40.93                    34.56                   38.9
     7/1/2005             9/30/2005               43.98                    37.144                  38.14
    10/1/2005            12/30/2005               43.3                     37.48                   40.48

     1/1/2006             3/31/2006               43.95                    38.5                    42.3
     4/1/2006             6/30/2006               42.93                    35.63                   35.79
     7/1/2006             9/29/2006               37.65                    32.85                   36.27
    10/1/2006            12/29/2006               40.37                    35.55                   40.16

     1/1/2007             3/31/2007               42.01                    36.35                   36.74
     4/1/2007             4/25/2007               39.69                    36.60                   39.50


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Amgen Inc. (AMGN) 4/25/97 - 4/25/07
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day            Period-End
                                              Pricing of the           Pricing of the         Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                 in ($)                   in ($)               Stock in ($)
       ----                  ----                 ------                   ------               ------------
     1/1/2003             3/31/2003               59.06                    48.09                   57.55
     4/1/2003             6/30/2003               67.54                    56.9                    65.94
     7/1/2003             9/30/2003               72.37                    63.61                   64.52
    10/1/2003            12/31/2003               67.5                     56.76                   61.79

     1/1/2004             3/31/2004               66.88                    57.79                   58.15
     4/1/2004             6/30/2004               60.8                     52.15                   54.57
     7/1/2004             9/30/2004               60.45                    53.17                   56.81
    10/1/2004            12/31/2004               64.93                    52                      64.15

     1/1/2005             3/31/2005               65.24                    57.63                   58.21
     4/1/2005             6/30/2005               63.51                    56.19                   60.46
     7/1/2005             9/30/2005               86.92                    60.26                   79.67
    10/1/2005            12/30/2005               84.5                     73.13                   78.86

     1/1/2006             3/31/2006               81.24                    70.03                   72.75
     4/1/2006             6/30/2006               73.5                     63.75                   65.23
     7/1/2006             9/29/2006               72.57                    63.52                   71.53
    10/1/2006            12/29/2006                77                      67.88                   68.31

     1/1/2007             3/31/2007               76.95                    55.13                   55.88
     4/1/2007             4/25/2007               64.40                    55.45                   61.69

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                   NutriSystems, Inc. (NTRI) 8/19/99 - 4/25/07
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day            Period-End
                                              Pricing of the           Pricing of the         Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                 in ($)                   in ($)               Stock in ($)
       ----                  ----                 ------                   ------               ------------
     1/1/2003             3/31/2003                0.95                     0.61                    0.61
     4/1/2003             6/30/2003                0.82                     0.51                    0.65
     7/1/2003             9/30/2003                1.5                      0.57                    1.18
    10/1/2003            12/31/2003                2.14                     1.16                    1.72

     1/1/2004             3/31/2004                4.01                     1.69                    3.93
     4/1/2004             6/30/2004                4                        1.65                    1.72
     7/1/2004             9/30/2004                1.98                     1.09                    1.42
    10/1/2004            12/31/2004                3.14                     1.42                    2.85

     1/1/2005             3/31/2005                6.71                     2.81                    6.3
     4/1/2005             6/30/2005               15                        6                      14.76
     7/1/2005             9/30/2005               25.25                    14.52                   25.02
    10/1/2005            12/30/2005               44.15                    25.3                    36.02

     1/1/2006             3/31/2006               50                       33.9                    47.52
     4/1/2006             6/30/2006               76.33                    44.14                   62.13
     7/1/2006             9/29/2006               68.11                    45.45                   62.29
    10/1/2006            12/29/2006               76.2                     58.45                   63.39

     1/1/2007             3/31/2007               68.25                    40.82                   52.41
     4/1/2007             4/25/2007               58.73                    52.07                   58.2401


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                     CNH Global N.V. (CNH) 4/25/97 - 4/25/07
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day            Period-End
                                              Pricing of the           Pricing of the         Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                 in ($)                   in ($)               Stock in ($)
       ----                  ----                 ------                   ------               ------------
     1/1/2003             3/31/2003               20                        5.95                    7.8
     4/1/2003             6/30/2003               10.25                     7.05                    9.54
     7/1/2003             9/30/2003               14.75                     8.15                   12.82
    10/1/2003            12/31/2003               17.16                    12.22                   16.6

     1/1/2004             3/31/2004               19.2                     15.83                   18.72
     4/1/2004             6/30/2004               21.9                     17.8                    20.64
     7/1/2004             9/30/2004               21                       16.28                   19.58
    10/1/2004            12/31/2004               20                       16.18                   19.37

     1/1/2005             3/31/2005               19.55                    16.5                    18.79
     4/1/2005             6/30/2005               19.24                    16.7                    18.89
     7/1/2005             9/30/2005               22.38                    18.68                   19.7
    10/1/2005            12/30/2005               20.66                    15.79                   18.54

     1/1/2006             3/31/2006               26.65                    17.85                   25.78
     4/1/2006             6/30/2006               30.6                     20.28                   23.92
     7/1/2006             9/29/2006               24.58                    18.76                   23.21
    10/1/2006            12/29/2006               30.48                    21.63                   27.3

     1/1/2007             3/31/2007               41.09                    25.8                    37.29
     4/1/2007             4/25/2007               45.06                    35.60                   44.82

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

         With respect to the Notes, Royal Bank will agree to sell to RBC
Capital Markets Corporation, and RBC Capital Markets Corporation will agree to purchase from Royal Bank, the denomination of the Note specified, at the price specified on the front cover of this preliminary pricing supplement. RBC Capital Markets Corporation intends to resell each Note it purchases at the original issue price specified in the final pricing supplement. In the future, RBC Capital Markets Corporation, RBC Dain Rauscher Inc. or another of our affiliates may repurchase and resell the Notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. We expect that delivery of the Notes will be made against payment for the Notes on or about April 30, 2007, which is the third
(3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). For more information about the plan of distribution, the distribution agreement and possible market-making activities, see "Supplemental Plan of Distribution" in the accompanying prospectus supplement.

         To the extent the underwriter resells notes to a broker or dealer less a concession equal to the entire underwriting discount, such broker or dealer may be deemed to be an "underwriter" of the notes as such term is defined in the Securities Act of 1933, as amended.



Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.



Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated March 6, 2007, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                   $30,160,000



                                   [RBC LOGO]

                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                 April 25, 2007